UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2008

Citigroup Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 8.01 Other Events.

As of September 8, 2008, Citi’s net exposure to the preferred and convertible preferred shares of the Federal National Mortgage Association (Fannie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac) was approximately $50 million. Citi holds this exposure primarily in its Institutional Clients Group trading account, which is marked-to-market through revenues. The quarter-to-date pre-tax impact on revenues from trading losses and write-downs of this exposure is approximately $450 million. The exposure, which stood at approximately $1 billion at June 30, 2008, has been reduced substantially during the quarter through sales, hedges and write-downs. The final impact on Citi’s quarterly financial results could differ from the quarter-to-date impact disclosed above.

Citi also has an insignificant amount of net exposure to the common shares of Fannie Mae and Freddie Mac.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: September 10, 2008	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer Title: General Counsel and Corporate Secretary